                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          DECEMBER 11, 2002


                             INVESTMENT AGENTS, INC.
       (Exact name of Registrant as Specified in its Charter Post-merger)


            NEVADA                  333-61286               88-0467944
(State or Other Jurisdiction       (Commission            (IRS Employer
 of Incorporation pre-merger)      File Number)   Identification No. pre-merger)


  #13F., NO. 77, HSIN TAI WU ROAD, SEC. 1, HIS-CHIH, TAIPEI COUNTY, TAIWAN ROC
                                  (New Address)

Registrant's telephone number, including area code        (011) 886-2-2698-8588

ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT.

      On December 11, 2002, Investment Agents, Inc. (d/b/a City Network, Inc.) acquired all of the issued and outstanding stock of City Network Technology, Inc. (formerly Gelchrest Investments Limited), a BVI company ("CNT") pursuant to an Amended Exchange Agreement dated as of December 11, 2002, by and among CNT, the shareholders of CNT, Pamela Ray Stinson, Raymond Robert Acha, Joseph H. Panganiban and Investment Agents (the "Exchange Agreement"). CNT based in the British Virgin Islands, is the parent company of City Network Inc. (Taiwan).

      Pursuant to the Exchange Agreement, CNT became a wholly-owned subsidiary of Investment Agents, and in exchange for the CNT shares, Investment Agents issued 12,000,000 shares of its common stock to the shareholders of CNT, representing 49% of Investment Agents' outstanding stock at that time. In connection with the exchange and change in control, the current officers and directors of Investment Agents resigned and the following five persons were appointed as officers and directors: Tiao-Tsan Lai, Hsin-Nan Lin, Alice Chen, Chin Yuan Liao and I-Min Ou.

OVERVIEW

      Investment Agents, Inc. (together with its operating subsidiary, "City Network") is a provider of internet broadband and wireless infrastructure equipment and services for the rapidly expanding broadband marketplace. We are dedicated to delivering the most user-friendly, cost-effective, and customer-tailored, high-speed internet broadband access equipment to meet the growing business needs of the hospitality, residential property, telecommunication and SME (Small & Medium Enterprises) marketplace worldwide.

      With the continuous expansion of the internet worldwide, we believe that City Network is uniquely positioned to capitalize on what we believe to be vast underdeveloped and overlooked new and emerging growth internet markets. Together with a combination of superior technical, sales, design and manufacturing experience, our company is poised to tap the potential of countless new clients throughout the globe. For the first time, our customers have the choice to source one of the most convenient, low-cost and diverse product packages combined with the best personal service to make up a truly comprehensive business solution.

      Founded in Taipei, Taiwan in 1994, City Network designs, manufactures and markets a comprehensive line of broadband and wireless internet access solutions. The company's product line ranges from the City Network HPNA device for the blooming worldwide residential building and hospitality market to the simple DSL bridge/modem for the home and small business user. All City Network broadband access equipment includes easy-to-use GUI-based remote management and sophisticated routing technology software packages for simplified setup, extensive network management and global network connectivity capabilities. Currently, City Network Home PNA and xDSL broadband access equipment is widely deployed by major telecommunication carriers, ISPs, and System Integrators worldwide.

      With the development and production of the company's complete series of internet


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products, City Network is able to provide a `total solution' for any customers needs. In addition, we believe that key advantages in price, flexibility and core market sales experience make City Network a truly superior competitor. From Home PNA, high-speed xDSL communications, to wireless networking products, City Network can take the broadband super-highway to wherever you are.

PRODUCT AREAS

      The City Network product repertoire contains items compatible with all major distribution platforms. This gives clients a one-stop shop for all their broadband internet needs.

ADSL/VDSL ACCESS DEVICES

      City Network ADSL/VDSL devices provide broadband access based on the world's leading internet technologies. The 20Mbps VDSL over Ethernet equipment will allow both developing businesses as well as home users to meet their media and communication needs quickly and in a cost-effective manner. It can also provide high speed internet without influencing quality over a larger distance for a cost-effective and efficient method of broadband access. We believe that the low level of maintenance required and high level of connectivity should be able to meet market demand for many years into the future.

HPNA ACCESS DEVICES

      HPNA is a broadband network access system based on the HomePNA technology originally invented in the U.S. This system can provide 1M/10Mbps broadband data access through existing telephone lines. This technology allows both voice and data to be shared by the same telephone line. Furthermore, City Network HPNA technology extends internet transmission distance, allows for multiple single-line users (up to 25), and is compatible with cable, fiber, wireless and xDSL. Combined with City Network ADSL of VDSL access devices, HomePNA is a great solution to "the last mile problem." We believe that the quality and affordability makes the product ideal for residences, schools, cafes and hotel resorts.

WIRELESS COMMUNICATION PRODUCTS

      City Network wireless networking products allow computers and appliances to communicate through radio signals, providing added mobility and convenience. With the development of the City Network IEEE802.11 and IEEE802.1x wireless solutions, both individual and corporate clients can enjoy work environments free of cords and wires. Furthermore, customers can enjoy the stability and security of the City Network LAN products. All wireless solutions are equipped with a user verification function to maximize security and reduce outside interference.

FIBER AND OTHER IMPORTANT ACCESS EQUIPMENT

      With City Network's access equipment, bandwidth can be distributed efficiently to multiple end users. For developing countries such as China, the City Network solution of integrating wireless with existing telephone lines or cable is often much more attractive than


                                     - 3 -
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building new infrastructure. From routers and hubs, to PCMCIA cards and USB adapters, City Network provides customers with a wide range of networking products to meet all customer needs.

CORPORATE PROFILE

      City Network simplifies how people access the internet through easy-to-use broadband connectivity products and solutions. Its' product offerings and development efforts are focused on increasing the speed and efficiency of the `last mile' portion of communications networks. Through a combination of fixed-wire and wireless products, the company's network equipment connects internet service providers to their end users.

      A fast growing, leading technology developer of broadband and wireless networking products, City Network has gained industry recognition for developing high performance broadband access solutions. The company's range of products provide a complete solution for providing high speed broadband internet access in homes, airports, convention centers, hotels and other public establishments. Simplicity of use, ease of implementation and cost-effectiveness are the cornerstones of the City Network solution.

      We believe that City Network delivers the most comprehensive solution in the market for broadband qualification, installation and support. Since its inception, City Network has operated with the vision of "bringing the broadband superhighway to you, anytime and anywhere." The company has quickly evolved into a global company with rapid expansion of its' distribution network and marketing offices in North and South America, Europe, Japan and the entire Asia Pacific region.

KEY SUCCESS FACTOR: QUALITY CONTROL

      City Network's goal is to provide customers with superior quality, defect-free products. Working with primary manufacturers and manufacturers of component parts, the company has instituted quality control measures at all stages throughout the manufacturing process. At the first stage, the company works with its' primary manufacturers to institute a general quality control check upon the entry of the various component parts into the primary manufacturer's factory (a.k.a., the incoming inspection). At the second stage, the primary manufacturer checks to ensure that the contacts which are being fitted with connectors function properly. The third and fourth stages of quality control occur after each molding process, with the final product being subject to quality control upon shipment to City Network. Finally, City Network performs tests on a certain percentage of each shipment it receives to ensure the products meet total quality standards.

PRODUCTS

      At the core of today's communications networks are components that enhance the speed, bandwidth and quality of internet/data, video and voice transmissions. City Network's fiber, copper, and wireless connectivity components serve as the critical junction and connection points that link one network to another.


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
      We have both the agility and depth to deliver tailored and exact solutions to meet customers' needs. City Network offers products for several technology platforms. Combined we have the capability of delivering high speed broadband access to the end user whether they are at home, in the office or on the road.

      Cable/Optical Networking Products

      - City Network's cable and optical products multiplexes bandwidth among all users over tree-based topology coax or optical cables.

      - Custom designs to meet large systems integrators and telecommunications companies' needs.

      - Ease of set-up, integration and maintenance allow City Network to meet the needs of multi-dwelling unit buildings and large office complexes quickly and thoroughly.

      xDSL Products

      - xDSL is an alternate and lower cost technology to connect to the internet. xDSL is substantially cheaper than a T1 line which can cost from $1,500 to $3,000 for installation and equipment.

      - xDSL does not require a high-level technical support structure. xDSL can often cost under $500 to install and implement making it most suitable to small businesses and telecommuters who cannot afford a T1 line.

      - City Network is positioned to take advantage of the impending growth in the broadband xDSL industry due to the superior quality and affordability of the Company's xDSL equipment and service packages. The product offerings are on the cutting-edge of xDSL technology and we believe will meet market requirements for many years to come.

      Home Phone Line Wiring (HPNA)

      - City Network's HPNA products allow for networking a home using the existing phone wiring.

      - City Network's HPNA 2.0 standard can achieve 10-16Mbps and higher rates of data transfer.

      - HPNA technology allows up to twenty-five computers to connect simultaneously using the same internet source.

      -     Compatible with POTS telephony and ADSL signaling on the same wire.

      Wireless

      - Wireless broadband eliminates the need for phone lines, cables and electrical outlets.

      - Supports bandwidth-intensive applications such as graphic rich media, animation, internet phone calls and video conferencing (without breaking up), sending and receiving of large email messages or files, online banking, investing or online shopping. City Network's family of wireless access devices allow users to access their LAN or VPN, as if the remote office was connected directly to the company's backbone network. It also lets business customers raise the level of worker


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            productivity and allow companies to offer highly efficient work-at-home programs to their employees.

      - Using authentication and verification technology, City Network is able to ensure the security of a wireless network. Multi-national businesses in information sensitive industries such as insurance and financial services have been convinced that with City Network's wireless products their information is safe.

MARKET OVERVIEW

      Information is proliferating worldwide, and demand for that information, by businesses, governments, universities and individuals is exploding, driven primarily by the exponential increase in use of the internet for communications, information gathering and electronic commerce.

      As business becomes more complex and geographically diverse, the demand for information, delivered to the "transaction point," wherever in the world that point might be, has fueled the increase in networks and computer connectivity systems. These trends have created an ever-increasing demand for bandwidth, to accommodate both internet and network traffic. However, the growth and technological advancement of the hardware backbone for networking and computer connectivity has not kept pace with that demand. The worldwide struggle to bring networking and computer connectivity hardware up to the level of demand represents a business opportunity for City Network. The company's strategic objective is to become a leading designer and manufacturer in the networking and computer connectivity equipment industry.

BUSINESS STRATEGY

      The networking and computer connectivity industry is characterized by rapid technological change. To maintain and enhance the company's competitive position, City Network constantly adapts to technological changes, upgrading and expanding its' product line, and eliminating obsolete products within that line.

      The networking and computer connectivity industry is also characterized by inevitable price erosion across the life cycle of products and technologies. To maintain profitability in the face of constantly shrinking gross margins, City Network's strategy is to seek out low cost producers without sacrificing quality and to develop and maintain efficient internal operations allowing the company to control its' expenses.

      The company is constantly expanding and changing product lines to increase the total number of products offered to attract new customers, to penetrate new geographic and vertical markets and to increase gross sales. By expanding the product line to include products for different technologies, frequencies and connection configuration, City Network has successfully expanded sales activities into a number of new markets.


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
INDUSTRY GROWTH DRIVERS

GROWING NEED FOR ADDITIONAL BANDWIDTH

      The computer networking industry is witnessing a growing demand for additional bandwidth as a result of the popularity of the internet and global need for rapid, current information. Many people who use the internet cannot access information/download pages quickly because their ISP's hardware is out-dated or low-quality and therefore unable to process hundreds of thousands of requests simultaneously. This is a particularly acute problem during peak hours and in markets with little infrastructure. Therefore, City Network is focused on improving the quality of internet connectivity in systems worldwide.

IN-HOME NETWORKING SYSTEMS

      An emerging market opportunity exists in connecting household appliances and computers in homes. With City Network's HPNA networking products, numerous applications can be developed to program, control and interact with home heating, lighting, security, and appliances. Advances such as these will undoubtedly spur growth and encourage innovation worldwide and City Network will help to make these technologies accessible.

PROLIFERATION OF HANDHELD/COMMUNICATION DEVICES

      The cornerstone on which the new economy is built is the timely delivery and access to information at any location. The growth and productivity of today's business economy is reliant upon the accuracy, efficiency and accessibility to data and communication. With the growth in popularity of handheld/communication devices and their great functional complexity, consumers will be able to access a wide array of multimedia content wherever they may be located. In the future, mobile phones and PDA's will enjoy unhindered access to rich multimedia content via the internet and City Network will play a role in this transaction.

EXPANSION OF PC'S INTO DEVELOPING COUNTRIES

      As PC's become ubiquitous throughout the world's emerging economies, we believe the number of high capacity PC's with added features and better voice/image quality will increase exponentially. The spread of the information economy will continue to drive and enable developing countries to utilize internet technology. Throughout the world, countries previously without even phone lines can access the internet via City Network's wireless networks on their notebook computers.

GROWTH OF THE INTERNET

      The growth of the internet has forced many telecommunication service providers to replace their voice networks with more efficient, data-oriented packet networks. The increased demand for services and data over the internet will require companies to upgrade their infrastructure to meet demand. City Network has worked tirelessly partnering with local telecommunications companies in developing new, cost effective and complete solutions for broadband internet access in new markets. No matter how and where the internet moves, City Network will have a solution to the problem.

GROWTH/EXPANSION STRATEGY

      City Network's strategic objective is to become a leader in the computer and network connectivity equipment market, and to make the City Network name synonymous with excellence and state-of-the-art hardware in this segment.

PROVIDING INTEGRATED SOLUTIONS

      Convergences of voice, data and internet into one seamless IP-based communications network to cost effectively connect an unlimited variety of applications and services, enabling broader choice of devices for customer services provided over a common platform. Choice and freedom have long been the foremost in the City Network business development strategy.

EXPLORE ADDITIONAL REVENUE GENERATING SERVICES

      Unlocking content (voice, data, video, text, commerce, etc.) so it can flow unfettered among applications will present significant potential as a future revenue source. The creation of content and the precision delivery to targeted clients and markets will also become increasingly important. Some examples include news, online shopping, gaming, video, security and other relevant content. This can create unprecedented new revenue and client sources for City Network.

BUILDING INTERNATIONAL PRESENCE

      The low penetration rate of broadband internet in developing countries has created an enormous opportunity for City Network. The demand for internet throughout the world creates opportunity in otherwise unexpected venues. Particularly in new and emerging growth markets, City Network will continue to partner with individuals, companies and governments in these areas as part of the company's growth strategy.

PARTNERING, ACQUIRING AND COOPERATING WITH THIRD PARTIES

      City Network's success has been largely due to the fact that the company has established long term relationships with system integrators, electronics manufacturers and telecommunication companies. Joint ventures and cooperative efforts have been the hallmark of City Network's development into new areas. In the future, City Network will continue to expand through mergers and other cooperative synergies. The blending of manufacturing expertise, market savvy and local know-how will continue to be a winning combination for City Network.

EMPLOYEES

      As of December 11, 2002, we employed thirty-four (34) persons. Of these, 7 are in administration, 4 are in finance, fourteen (14) are in research and development and 9 are in sales


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
and marketing. None of our employees are covered by any collective bargaining agreement. We generally consider our relationship with our employees to be satisfactory and have never experienced a work stoppage.

REGULATION

      We have not been materially impacted by existing government regulation and are not aware of any potential government regulation that would materially effect our operations.

INTELLECTUAL PROPERTY AND PROPERTY RIGHTS

      Our copyrights, trademarks, service marks, trade secrets, proprietary technology and other intellectual property rights distinguish our products and services from those of our competitors, and contribute to our competitive advantage in our target markets. To protect our brand, products and services and the systems that deliver those products and services to our customers we rely on a combination of copyright, trademark and trade secret laws as well as confidentiality agreements and licensing arrangements with our employees, customers, independent contractors, sponsors and others.

      We strategically pursue the registration of our intellectual property rights. However, effective patent, trademark, service mark, copyright and trade secret protection may not always be available. Existing laws do not provide complete protection, and monitoring the unauthorized use of our intellectual property requires significant resources. We cannot be sure that our efforts to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate these rights. In addition, there can be no assurance that competitors will not independently develop similar intellectual property. If others are able to copy and use our products and delivery systems, we may not be able to maintain our competitive position. If litigation is necessary to enforce our intellectual property rights or determine the scope of the proprietary rights of others, we may have to incur substantial costs or divert other resources, which could harm our business.

      In addition, competitors and others may claim that we have infringed their intellectual property rights. Defending any such lawsuit, whether with or without merit, could be time-consuming, result in costly litigation or prevent us from offering our products and services, which could harm our business. If a lawsuit against us is successful, we may lose the rights to use our products or be required to modify them, or we may have to pay financial damages.

      In order to develop, improve, market and deliver new products and services, we may be required to obtain licenses from others. There can be no assurance that we will be able to obtain licenses on commercially reasonable terms or at all or that rights granted under any licenses will be valid and enforceable.

MANAGEMENT

      Our directors, executive officers and other significant employees and their ages and positions are as follows:


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

Name of Individual            Age      Position with company and subsidiaries
------------------            ---      --------------------------------------
Andy Lai                      40       President, Director and Chief Executive Officer
Hsin Nan Lin                  42       Chief Financial Officer and Director
Alice Chen                    39       Vice President and Director
Chin-Yuan Liao                30       Manager and Director
I-Min Ou                      33       Director


      Set forth below is a description of the backgrounds of each of the officers and directors of the Company:

      ANDY T.T. LAI holds an MBA degree from St. Thomas University in Minnesota, USA. Mr. Lai has been Chairman, President and Director of City Network since October 2002. Mr. Lai has been Chairman, President and Director of City Network (Taiwan) since June, 1997. As a pioneer in the network equipment market he was the first entrepreneur to bring the Home PNA solution to Taiwan, China and Asia. With Mr. Lai's guidance, City Network implemented Home PNA in a winning design for an Internet Service Model for the Taipei city government in 1998. In 1999, Mr. Lai also procured an open tender for a Home PNA project with Korea Telecom. From 1999 to the present, under Mr. Lai's capable management, City Network has had its products approved for purchase and sale by China Telecom, Taiwan's HiNet, Japan OCC and Finland Telecom. In addition, Mr. Lai established business projects with Shanghai Telecom, Fujian Telecom and Guang Dong Telecom. In October, 2000, Mr. Lai was presented the "Excellent Manager" industry award in Taiwan for outstanding service as Chairman of City Network. In June, 2002, Mr. Lai was also awarded the "The Excellent Alumnus" award for his success in business beyond graduation from the Taiwan National Military Academy.

      HSIN NAN LIN holds an EMBA degree from Chiai University in the Republic of China. He has been Vice President and a Director of City Network since October 2002. He has been Vice President and a Director of City Network (Taiwan) since June, 2002. In addition, he serves on the board of directors for a large Taiwanese investment company called Chief Financial Consultants, Inc. Before joining these groups, Mr. Lin served ten years as the general manager of manufacturing for a company with gross sales of over 3.5 million US dollars per year. From 1990 through to the present, Mr. Lin has had twelve years service as financial consultant for several public companies in Asia and has served as Vice President of Chei-Hwa Financial and Investment Consulting Co., Ltd.

      ALICE CHEN possesses a degree in Legal Policy from a government university in the Republic of China. Ms. Chen has been Vice President and a Director of City Network since October 2002. Ms. Chen has been Vice General Manager of Sales and Marketing and a Director of City Network (Taiwan) since January, 1999. Ms. Chen's duty is to implement and develop the company's worldwide sales and marketing plan. Before joining the company, Ms. Chen had ten years experience working for the Taiwanese National Security Agency as a national policy analyst. Additionally, Ms. Chen spent three years working as head of sales and marketing for a Taiwanese public company.

      I-MIN OU has been Manager of the Technology Department and a Director of City Network since October 2002. From February 2001 to October 2002, Mr. Ou served as a Manager of the Tongnan Technology Company. From June 1999 to January 2001, he served as a Manager of the Gulite Technology Company. From February 1998 to May 1999, Mr. Ou was a Manager for the Hueng Kwuo Technology Company. From 1991 to 1997, he served as a Manager of the Ikuani Technology Company. Since graduating from Tongnan Industry Technology College in July 1991, I-Min
Ou has been primarily engaged in electronic engineering and computer automation industry. He has 11 years of experience in engineering.

      CHIN-YUAN, LIAO has been a Director and Manager of the Engineering Department since October 2002. From January 2000 to October 2002, Mr. Liao served as Manager of the Engineering Department for City Network (Taiwan). From February 1997 to November 2001, he served as Manager of Ikuan Engineering, Inc. From 1990 to 1996, Mr. Liao served as Manager of Taiwuang Engineering, Inc.

      The directors named above will serve until the next annual meeting of the Company's stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of the Company's affairs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCK HOLDER MATTERS

            (a) The following table sets forth as of January 10, 2002, the number and percentage of the 24,500,000 outstanding shares of common stock that were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to the knowledge of the Company is the beneficial owner of more than 5% of the outstanding common stock.

Name and Address                                                         Common Shares           Percent of Class
----------------                                                         -------------           ----------------
Tiao-Tsan Lai                                                              2,000,000                       8%
13 F, No. 77, Hsin Tai Wu Road, Sec. 1 His-Chih
Taipei, Taiwan, R.O.C.

Hsin-Nan Lin                                                                   0                           0%
13 F, No. 77, Hsin Tai Wu Road, Sec. 1 His-Chih,
Taipei, Taiwan, R.O.C.

Name and Address                                                         Common Shares           Percent of Class
----------------                                                         -------------           ----------------
Alice Chen                                                                  61,000                        *%
13 F, No. 77, Hsin Tai Wu Road, Sec. 1 His-Chih
Taipei, Taiwan, R.O.C.

I-Min Ou                                                                    20,000                        *%
13 F, No. 77, Hsin Tai Wu Road, Sec. 1 His-Chih,
Taipei, Taiwan, R.O.C.

Chin-Yuan Liao                                                              45,000                        *%
13 F, No. 77, Hsin Tai Wu Road, Sec. 1 His-Chih
Chang Hua Hsien, Taiwan


All officers and directors as a Group (5 persons)                        2,126,000                       8.67%

*     Less than 1%.


RISK FACTORS

      Prospective investors should carefully consider the following risk factors, in evaluating us and our business. The factors listed below represent certain important factors which we believe could cause such results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated.

LIMITED OPERATING HISTORY

      City Network has a limited operating history upon which potential investors may base an evaluation of its prospects and there can be no assurance that City Network will achieve its objectives. City Network's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in a rapidly evolving market such as the market for internet broadband and wireless infrastructure equipment and services. Such risks include, but are not limited to: City Network's ability to obtain and retain customers and attract a significant number of new customers, the growth of the satellite, wireless, broadband and Internet markets, City Network's ability to implement its growth strategy, especially the sales and marketing efforts, and the introduction of new devices and computer networks technologies in broadband and Internet services by City Network's competitors and by City Network.

FUTURE CAPITAL NEEDS, UNCERTAINTY OF FUTURE ADDITIONAL FINANCING

      City Network currently anticipates that its available funds and resources, including product sales will be sufficient to meet its anticipated needs for working capital and capital expenditures for the next twelve months. City Network will need to raise additional funds in the

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future in order to fund more aggressive brand promotion and more rapid expansion, to develop new or enhanced products, to respond to competitive pressures or to acquire complementary businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the current stockholders may experience dilution and any such securities may have rights, preferences or privileges senior to those of the rights of City Network's Common Stock. There can be no assurance that additional financing will be available on terms favorable to City Network, or at all. If adequate funds are not available or not available on acceptable terms, City Network may not be able to fund its expansion, promote its brand names as City Network desires, take advantage of unanticipated acquisition opportunities, develop or enhance products or respond to competitive pressures. Any such inability could have a material adverse effect on City Network's business, results of operations and financial condition.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

      City Network expects to experience significant fluctuations in future quarterly operating results that may be caused by many factors, including, among others: delays in introduction of products or product enhancements by City Network, its competitors or other providers of broadband and wireless internet access and equipment; costs associated with product or technology acquisitions; the size and timing of individual orders; competition and pricing in the broadband internet access industry; seasonality of revenues; customer order deferrals in anticipation of new products; market acceptance of new products; reductions in demand for existing products and shortening of product life cycles as a result of new product introductions; changes in operating expenses; changes in City Network's personnel; changes in regulatory requirements; mix of products sold; and general economic conditions. As a result, City Network believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance.

FAILURE TO MANAGE GROWTH WILL ADVERSELY AFFECT OPERATIONS

      City Network plans to significantly expand its sales, marketing, research and development activities, hire a number of additional employees, expand internal information, accounting and billing systems and establish additional distribution outlets throughout the world. In addition, City Network plans to expand its infrastructure by investing in additional research and development talent. In order to successfully manage growth, management must identify, attract, motivate, train and retain highly skilled managerial, financial, engineering, business development, sales and marketing and other personnel. Competition for this type of personnel is intense. If management fails to effectively manage City Network's growth, City Network's business and viability will be materially and adversely impacted.

CITY NETWORK MAY FAIL TO KEEP PACE WITH RAPIDLY CHANGING TECHNOLOGIES

      The market segments City Network is targeting are characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions. These factors require management to continually improve the performance, features and reliability of the array of City Network products. Management may not successfully respond quickly enough or on a cost-effective basis to these developments. City Network may not achieve widespread acceptance of its services before its competitors offer products and services with speed, performance, features and quality similar to or better than City Network products or that are more cost-effective than City Network's services.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY

      The market for internet broadband and wireless infrastructure equipment and services is rapidly evolving and highly competitive. Many of City Network's competitors and potential competitors have substantially greater financial, technical, and managerial and marketing resources, longer operating histories, greater name recognition and more established relationships than City Network. Since City Network's business is partially dependent on the overall success of the Internet as a communication medium, it also competes with traditional hardware based access and equipment providers. Management expects competition from these and other types of competitors to increase significantly.

CITY NETWORK MAY EXPERIENCE DIFFICULTIES IN INTEGRATING BUSINESSES, PRODUCTS AND TECHNOLOGIES IT MAY ACQUIRE INTO ITS BUSINESS

      City Network may acquire businesses, products and technologies and enter into joint ventures and strategic relationships with other companies. Any of these transactions exposes City Network to additional risks, including: the difficulty of assimilating and integrating the operations of the combined companies; retaining key personnel; the potential disruption of City Network's core business; and the potential additional expenses associated with amortization of acquired intangible assets, integration costs and unanticipated liabilities or contingencies.

LOSS OF KEY PERSONNEL COULD HARM OUR BUSINESS

      Given the early stage of development of City Network's business, it depends highly on the performance and efforts of its CEO, Mr. Andy Lai, its CFO, Mr. Hsin-Nan Lin, staff and the Board of Directors. If City Network should lose the service of any members of its management team or other key personnel, its business prospects will be materially impacted.

ENACTMENT OF NEW LAWS OR CHANGES IN GOVERNMENT REGULATIONS COULD ADVERSELY AFFECT CITY NETWORK'S BUSINESS

      City Network is not currently required to comply with direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to the Internet. However, due to the increasing popularity of the Internet, it is possible that additional laws may be adopted regarding the Internet, any of which could materially harm our business. The adoption of any additional laws may decrease the growth of Internet use, which could lead to a decrease in the demand for our services or increase the cost of doing business.

THE INABILITY TO OBTAIN PATENT AND COPYRIGHT PROTECTION FOR CITY NETWORK'S TECHNOLOGY OR MISAPPROPRIATION OF CITY NETWORK'S INTELLECTUAL PROPERTY COULD ADVERSELY AFFECT CITY NETWORK'S COMPETITIVE POSITION

      City Network's success depends on internally developed technologies, know-how, trademarks and related intellectual properties. Management regards the technology as proprietary and will attempt to protect it by seeking patents, copyrights or trademarks, and by invoking trade secret laws and confidentiality and nondisclosure agreements. Despite these precautions, it may be possible for a third party to obtain and use our services or technology without authorization.

      City Network intends to apply for registration of certain copyrights and a number of key trademarks and service marks and intends to introduce new trademarks and service marks. Management may not be successful in obtaining registration for one or more of these trademarks. Management may need to resort to litigation in the future to enforce or to protect intellectual property rights, including patent and trademark rights. In addition, City Network's technologies and trademarks may be claimed to conflict with or infringe upon the patent, trademark or other proprietary rights of third parties. If this occurred, City Network would have to defend itself against such challenges, which could result in substantial costs and the diversion of resources. Any of these events could materially harm City Network's business.

ITEM 5. OTHER EVENTS.

      On August 15, 2002, the Board of Directors of Investment Agents approved a reverse split of Investment Agents' common stock of one share for every fifty issued and outstanding shares. The reverse split was effectuated on August 22, 2002.

      On December 10, 2002, we filed a fictitious business name statement in Clark County, Nevada for use of the name City Network, Inc.

      On December 18, 2002, the OTCBB began quoting our common stock under the new ticker symbol "CYNW".

ITEM 7. FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Financial Statements

      The audited financial statements of Investment Agents for the fiscal years ended December 31, 2001 and 2000, the pro forma combined interim period ending November 30, 2002, and the unaudited balance sheet and income statement for the period ended November 30, 2002, and the pro forma combined for the fiscal year end December 31, 2001, are filed herewith.

      (b)   Exhibits

         Exhibit No.                Description
         -----------                -----------
         10.1                       Exchange Agreement


                           [ SIGNATURE PAGE FOLLOWS ]

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 INVESTMENT AGENTS, INC.
                                                   d/b/a CITY NETWORK INC.


Date:    March 4, 2003                          By:    /s/ Tiao-Tsan Lai
         ------------------------                    ---------------------------
                                                           Tiao-Tsan Lai

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the board of Directors
City Network, Inc.
Taipel, Taiwan


We have audited the accompanying balance sheet of City Network, Inc. ("the Company") as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards of the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with generally accepted accounting principles of the United States.



/s/ Chen Chun Chih  [LOGO]

April 4, 2002

                               CITY NETWORK INC.

                        (FORMERLY CITY ENGINEERING INC.)

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 2001

                                City Network Inc.
                        (Formerly City Engineering Inc.)
                                 Balance Sheets

               (in thousands, except par value and share amounts)


                                                                               December 31,
                                                                  ---------------------------------------
                                                                    2000                  2001
                                                                  ---------      ------------------------
                                                                     NT$            NT$            US$
                                                                  ---------      ---------      ---------
                                                                                                  (Note 1)
ASSETS
Current assets:
 Cash                                                             $  13,817      $  24,549      $     701
 Notes and accounts receivable, net                                  14,781          8,857            253
 Accounts receivable-construction                                    26,900         19,070            545
 Inventories                                                          1,674          2,042             58
 Prepaid expenses and other current assets, net                         302          2,353             67
                                                                  ---------      ---------      ---------
  Total current assets                                               57,474         56,871          1,624
 Property, plant and equipment, net                                   4,090         19,867            568
 Prepayments for land                                                28,500           --             --
 Idle assets                                                           --           51,796          1,480
 Other assets                                                             5            139              4
                                                                  ---------      ---------      ---------
  Total assets                                                    $  90,069      $ 128,673      $   3,676
                                                                  =========      =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

 Short-term loans                                                 $   6,000      $   6,000      $     171
 Notes and accounts payable                                          30,533         11,742            336
 Income tax payable                                                     177          1,406             41
 Accrued liabilities                                                  2,282          6,445            184
 Payables for land                                                     --           28,500            814
 Partial construction billings                                       18,000          2,138             61
 Less: construction in progress                                      (4,286)        (1,200)           (34)
 Deferred tax liabilities-current                                      --               17              1
 Current portion of long-term loans                                   3,524          4,837            138
                                                                  ---------      ---------      ---------
  Total current liabilities                                          56,230         59,885          1,712
                                                                  ---------      ---------      ---------
Long-term liabilities:
 Long-term loans                                                     12,067         16,797            480
                                                                  ---------      ---------      ---------
  Total long-term liabilities                                        12,067         16,797            480
                                                                  ---------      ---------      ---------
Other liabilities:
 Common stock received in advance                                    10,000           --             --
 Accrued pension liabilities                                            121            333              9
                                                                  ---------      ---------      ---------
  Total other liabilities                                            10,121            333              9
                                                                  ---------      ---------      ---------
  Total liabilities                                                  78,418         77,015          2,201
                                                                  ---------      ---------      ---------
Commitments and contingencies (Note 13)
Stockholders' equity:

 Common Stock: $10 par value; 1,500,000 shares and
  6,000,000 shares authorized, issued and outstanding at
  December 31, 2000 and 2001, respectively                           15,000         60,000          1,714
 Capital reserve                                                        537            537             15
 Accumulated deficit                                                 (3,886)        (8,879)          (254)
                                                                  ---------      ---------      ---------
 Total stockholders' equity                                          11,651         51,658          1,475
                                                                  ---------      ---------      ---------
 Total liabilities and stockholders' equity                       $  90,069      $ 128,673      $   3,676
                                                                  =========      =========      =========

        The accompanying notes are an integral part of these statements.

                                City Network Inc.
                        (Formerly City Engineering Inc.)
                            Statements of Operations
                      (in thousands, except per share data)



                                                   For the years ended December 31,
                                               ---------------------------------------
                                                 2000                  2001
                                               ---------      ------------------------
                                                  NT$            NT$            US$
                                               ---------      ---------      ---------
                                                                             (Note 1)
Revenues
 Product sales                                 $  72,758      $  85,967      $   2,456
 Construction revenue                             25,500         19,019            544
                                               ---------      ---------      ---------
                                                  98,258        104,986          3,000
                                               ---------      ---------      ---------
Cost of revenues

 Cost of goods sold                               61,779         64,527          1,844
 Construction costs                               20,497         16,906            483
                                               ---------      ---------      ---------
                                                  82,276         81,433          2,327
                                               ---------      ---------      ---------
Gross profit                                      15,982         23,553            673
                                               ---------      ---------      ---------
Operating expenses:
 Selling, general and administrative              19,270         20,272            579
                                               ---------      ---------      ---------
  Total operating expenses                        19,270         20,272            579
                                               ---------      ---------      ---------
Income (loss) from operations                     (3,288)         3,281             94
Impairment losses on idle assets                    --           (5,204)          (149)
Interest and other losses, net                       (37)        (1,611)           (46)
                                               ---------      ---------      ---------
Loss before provision for income taxes            (3,325)        (3,534)          (101)
Provision for income taxes                           199          1,459             42
                                               ---------      ---------      ---------
Net loss                                       ($  3,524)     ($  4,993)     ($    143)
                                               =========      =========      =========
Net loss per share:
 Basic and dilutive                            ($   2.56)     ($   1.52)     ($   0.04)
                                               =========      =========      =========
Weighted average outstanding common stock:
 Basic and dilutive                                1,375          3,292          3,292
                                               =========      =========      =========


        The accompanying notes are an integral part of these statements.

                                City Network Inc.
                        (Formerly City Engineering Inc.)
                       Statements of Stockholders' Equity
                 For the Years ended December 31, 2000 and 2001
               (in thousands, except par value and share amounts)



                                                            Common Stock Issued                                     Total
                                                         -----------------------      Capital     Accumulated    Stockholders'
                                                           Shares        Amount       Reserve       Deficit         Equity
                                                         ---------     ---------     ---------     ---------      ---------
                                                                          NT$           NT$           NT$            NT$
                                                                       ---------     ---------     ---------      ---------
Balance at December 31, 1999                             1,000,000     $  10,000     $     537     ($    362)     $  10,175
Issuance of Common Stock at NT$10 per share for cash       500,000         5,000          --            --            5,000
Net loss                                                      --            --            --          (3,524)        (3,524)
                                                         ---------     ---------     ---------     ---------      ---------
Balance at December 31, 2000                             1,500,000        15,000           537        (3,886)        11,651
Issuance of Common Stock at NT$10 per share for cash     4,500,000        45,000          --            --           45,000
Net loss                                                      --            --            --          (4,993)        (4,993)
                                                         ---------     ---------     ---------     ---------      ---------
Balance at December 31, 2001                             6,000,000     $  60,000     $     537     ($  8,879)     $  51,658
                                                         =========     =========     =========     =========      =========

       The accompanying notes are an integral part of these statements.

                                City Network Inc.
                        (Formerly City Engineering Inc.)
                            Statements of Cash Flows
                                 (in thousands)


                                                                           For the years ended December 31,
                                                                         ------------------------------------
                                                                           2000                 2001
                                                                         --------      ----------------------
                                                                           NT$            NT$           US$
                                                                         --------      --------      --------
                                                                                                     (Note 1)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                ($ 3,524)     ($ 4,993)     ($   143)
 Adjustments to reconcile net loss to net cash provided by (used in)
  operating activities:
  Depreciation and amortization                                               744         1,044            30
  Bad debts expenses                                                           69           828            24
  (Reversal of) allowance for sales returns                                 2,949        (1,547)          (44)
  Provision for loss on inventory obsolescence                                 94          --            --
  Deferred income tax                                                        --              17             1
  Impairment losses on idle assets                                           --           5,204           149
  Loss on disposal of property, plant and equipment                           323          --            --
  Changes in assets and liabilities:
   Notes and accounts receivable                                          (17,799)        6,643           190
   Accounts receivable-construction                                       (15,876)        7,830           224
   Inventories                                                             (1,768)         (368)          (11)
   Prepaid expenses and other current assets                                 (273)       (2,051)          (59)
   Other assets                                                              --            (168)           (5)
   Notes and accounts payable                                              27,943       (18,791)         (537)
   Income tax payable                                                         131         1,229            35
   Accrued liabilities                                                      1,447         4,163           119
   Excess of construction billings over construction costs                 15,514       (12,776)         (365)
   Accrued pension liabilities                                                118           215             6
   Other liabilities                                                         --            --            --
                                                                         --------      --------      --------
    Net cash provided by (used in) operating activities                    10,092       (13,521)         (386)
                                                                         --------      --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:

 Purchase of property, plant and equipment                                 (3,293)      (16,790)         (480)
 Prepayments for land                                                     (28,500)         --            --
 Proceeds from disposal of property, plant and equipment                      625          --            --
                                                                         --------      --------      --------
    Net cash used in investing activities                                 (31,168)      (16,790)         (480)
                                                                         --------      --------      --------


                                   (Continued)

                                City Network Inc.
                        (Formerly City Engineering Inc.)
                            Statements of Cash Flows
                                 (in thousands)



                                                          For the years ended December 31,
                                                        ------------------------------------
                                                          2000                 2001
                                                        --------      ----------------------
                                                          NT$            NT$           US$
                                                        --------      --------      --------
                                                                                    (Note 1)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in short-term loans                          ($ 2,000)     $   --       $   --
  Increase in long-term loans                             15,591         6,043          172
  Common stock received in advance                        10,000          --           --
  Issuance of Common Stock for cash                        5,000        35,000        1,000
                                                        --------      --------     --------
     Net cash provided by financing activities            28,591        41,043        1,172
                                                        --------      --------     --------

 Net increase in cash                                      7,515        10,732          306

 Cash at beginning of year                                 6,302        13,817          395
                                                        --------      --------     --------

 Cash at end of year                                    $ 13,817      $ 24,549     $    701
                                                        ========      ========     ========

 SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid for interest                                $  1,434      $  1,932     $     55
                                                        ========      ========     ========
  Cash paid for income tax                              $     25      $     81     $      2
                                                        ========      ========     ========


        The accompanying notes are an integral part of these statements.

                                City Network Inc.
                        (Formerly City Engineering Inc.)
                          Notes to Financial Statements

1.    THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY

      City Engineering Inc. ("City Engineering") was incorporated in September 1994 under the Company Law of the Republic of China. In February 2000, City Engineering changed its name to City Network Inc. (the "Company")

      The Company is mainly engaged in the sales of broadband products, including wire and wireless solutions. The Company is also engaged in the construction and installation of network communication system.

      The Company operates in an industry segment characterized by significant competition and rapid technological change. The Company will need additional funding in order to complete the development and upgrade of its products and expand its planned operations.

      CONVENIENCE TRANSLATION INTO US DOLLARS

      The Company maintains its accounting records and prepares its financial statements in New Taiwan ("NT") dollars. The United States ("US") dollar amounts disclosed in the 2001 financial statements are presented solely for the convenience of the reader and were translated at the rate of NT$35.00 to US$1.00, the U.S. Federal Reserve Bank of New York noon buying exchange rate on December 31, 2001. Such translation amounts should not be construed that the NT dollar amounts represent, or have been, or could be, converted into US dollars at that or any other rate.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      TRANSLATION OF FOREIGN CURRENCY TRANSACTIONS

      The Company maintains its accounting records in New Taiwan dollars. Transactions arising in foreign currencies during the year are converted at the rates of exchange prevailing on the transaction dates. Receivables, other monetary assets and liabilities denominated in foreign currencies at year-end are translated at the rates of exchange prevailing at the balance sheets date. All exchange gains or losses are included in the current year's results.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash, notes and accounts receivable, notes and accounts payable and accrued liabilities, are carried at cost, which approximates their fair value due to the short-term maturity of these instruments.

      INVENTORIES

      Inventories are recorded at cost when acquired and are stated at the lower of aggregate cost, based on the first-in-first-out method, or market value at the balance sheet date. The market value for merchandise is determined on the basis of net realizable value. An allowance for loss on obsolescence and decline in market value is provided, when necessary.

      ALLOWANCE FOR DOUBTFUL ACCOUNTS

      An allowance for doubtful accounts is provided based on the evaluation of collectibility and aging analysis of notes and accounts receivables.

      REVENUE RECOGNITION

      The Company's revenues consist of product sales and construction revenue. Product sales are recognized when products are shipped, which is when title passes to the Company's customers, provided that the Company has received a signed purchase order, the price is fixed and collection of resulting receivable is probable. A reserve for product returns is accrued based on historical experience.

      The Company adopts completed-contract method to account for construction revenues and costs as the Company primarily has short-term contracts. Accordingly, income is only recognized when the contract is completed, or substantially completed, and all costs and related revenues are reported as deferred items in the balance sheet until completion.

      PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment are stated at cost. Interest incurred relating to the acquisition and construction of property, plant and equipment is capitalized and depreciated accordingly.

      Depreciation is provided using the straight-line method over the following estimated useful lives:

        Buildings...........................................            25 years
        Transportation equipment............................             6 years
        Furniture and fixtures..............................           4~6 years

      Maintenance and repairs are charged to expense as incurred. Significant renewals and improvements are treated as capital expenditures and are depreciated accordingly. When fixed assets are disposed of, their original cost and accumulated depreciation are written-off. Gain or loss on disposal of fixed assets is recorded as non-operating income or loss.

      LONG-LIVED ASSETS

      Long-lived assets and certain indentifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

      PENSION

      The Company has adopted statement of Financial Accounting Standard No. 87 ("SFAS No. 87"), "Employers' Accounting for Pensions". The net pension cost is computed based on an actuarial valuation and includes service cost, interest cost, expected return on plan assets and amortization of net asset/obligation at transition. The unrecognized net asset or obligation at transition is amortized equally over 15 years.

      ACCOUNTING FOR INCOME TAXES

      The Company has adopted Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes". Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rate and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

      NET LOSS PER SHARE

      The Company computes losses per share under Statement of Financial Accounting Standards No.128 ("SFAS No.128"), "Earnings per Share". SFAS No.128 specifies the computation, presentation and disclosure requirements for earnings per share data. SFAS No.128 also requires the presentation of both basic and diluted earnings per share data for entities with complex capital structures. Diluted earnings per share data gives effect to all dilutive potential common shares that were outstanding during the period presented.

      COMPREHENSIVE INCOME (LOSS)

      Comprehensive income (loss) is defined as the change in equity of a company from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. Comprehensive income (loss) is recorded as a component of stockholders' equity. For the years ended December 31, 2000 and 2001, there were no differences between the Company's net loss and its total comprehensive income (loss).

      RECENT ACCOUNTING PRONOUNCEMENTS

      In July 2001, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also specifies criteria for intangible assets acquired in a purchase business combination to be recognized and reported apart from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. SFAS No. 142 also requires that intangible assets with finite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment of Disposal of Long-lived Assets". The adoption of SFAS No. 141 and SFAS No. 142 did not have a significant effect on the Company's financial position and results of operations.

      In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and
      (or) normal use of the asset.

      SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement. The adoption of this statement is not expected to have a material effect on the Company's financial position and results of operations.

      In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for recognition and measurement of the impairment of long-lived assets to be held and used and measurement of long-lived assets to be disposed of by sale. SFAS No. 144 addresses certain implementation issues related to SFAS No. 121. This Statement also supersedes the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for segments of a business to be disposed of. SFAS No. 144 retains the basic provisions of APB Opinion No. 30 for the presentation of discontinued operations in the income statement but broadens that presentation to include a component of an entity, rather than a segment of a business. The adoption of this statement is not expected to have a material effect on the Company's financial position and results of operations.

      In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections as of April 2002". For most companies, SFAS No. 145 requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather that as extraordinary items as previously required under SFAS No. 4. Extraordinary treatment will be required for certain extinguishments as provided in APB Opinion No. 30. The statement also amended SFAS No. 13 for certain sales-leaseback and sublease accounting. The Company is required to adopt the provisions of SFAS No. 145 effective January 1, 2003. The adoption of this statement is not expected to have a material effect on the Company's financial position and results of operations.

      In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities" ("SFAS NO. 146"). SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS No. 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002 and early application is encouraged. The adoption of this statement is not expected to have a material impact on the Company's financial position and results of operations.

2.    RELATED PARTY TRANSACTIONS

      PURCHASE OF LAND

      In July 2000, the Company entered into an agreement with an individual, who is an immediate family member of the Company's CEO, to purchase a parcel of land in an amount of NT$ 57,000 thousand for the construction of a research and development center and an assembling plant. In accordance with the agreement, the Company prepaid $28,500 in 2000 and the title of the land was transferred to the Company in 2001. The outstanding balance of the purchase price, or NT$ 28,500 thousand, was accrued in the balance sheet as of December 31, 2001. As the land has not been used as planned, accordingly, the Company reclassified the land to idle assets and revalued at the net realizable value with an impairment loss of NT$ 5,204 thousand recognized for the year ended December 31, 2001.

      SALES AND ACCOUNTS RECEIVABLE

      For the year ended December 31, 2000 and 2001, sales to related parties amounted to NT$ 954 thousand and NT$ 2,297 thousand, respectively. As of December 31, 2000 and 2001, the balance of accounts receivable from related parties were NT$ 687 thousand and NT$ 2,991 thousand, respectively.

      PURCHASES AND NOTES AND ACCOUNTS PAYABLE

      For the year ended December 31, 2000 and 2001, purchases from related parties amounted to NT$ 57,028 thousand and NT$ 61,579 thousand, respectively. As of December 31, 2000 and 2001, the balance of notes and accounts payable to related parties were NT$ 27,084 thousand and NT$ 8,198 thousand, respectively.

      COMMISSION EXPENSE

      Commencing from 2001, the Company pays commission to a related party as it assists the Company in the expansion of its sales channel. For the year ended December 31, 2001, the Company recognized commission expenses of NT$ 5,128 thousand, and as of December 31, 2001, the outstanding balance of accrued commission expenses was NT$ 5,108 thousand.

3.    BALANCE SHEET COMPONENTS (IN THOUSANDS)

                                                               December 31,
                                                   -----------------------------------
                                                        2000                2001
                                                   ---------------     ---------------
                                                         NT$                 NT$
                                                   ---------------     ---------------
      NOTES AND ACCOUNTS RECEIVABLE, NET:
       Notes receivable                            $         2,458     $         3,060
       Accounts receivable                                  15,341               8,096
       Less: Allowance for doubtful accounts                   (69)               (897)
             Allowance for sales returns                    (2,949)             (1,402)
                                                   ---------------     ---------------
                                                   $        14,781     $         8,857
                                                   ===============     ===============
      PROPERTY, PLANT AND EQUIPMENT, NET:
       Land and land improvements                  $         1,620     $         6,120
       Buildings                                               690              10,690
       Transportation equipment                              1,071               1,071
       Furniture and fixtures                                1,888               4,179
                                                   ---------------     ---------------
                                                             5,269              22,060
       Less: Accumulated depreciation                       (1,179)             (2,193)
                                                   ---------------     ---------------
                                                   $         4,090     $        19,867
                                                   ===============     ===============

      Depreciation expense for the years ended December 31, 2000 and 2001 was NT$744 thousand and NT$1,014 thousand, respectively.

                                                               December 31,
                                                   -----------------------------------
                                                        2000                2001
                                                   ---------------     ---------------
                                                         NT$                 NT$
                                                   ---------------     ---------------
      ACCRUED LIABILITIES:
       Accrued compensation costs                  $           883     $           877
       Accrued commission                                       --               5,108
       Value-add-in tax payable                              1,000                  --
       Accrued professional expenses                           200                 300
       Other                                                   199                 160
                                                   ---------------     ---------------
                                                   $         2,282     $         6,445
                                                   ===============     ===============

                                                               December 31,
                                                   -----------------------------------
                                                        2000                2001
                                                   ---------------     ---------------
                                                         NT$                 NT$
                                                   ---------------     ---------------
      PARTIAL CONSTRUCTION BILLINGS:
       Project A                                   $        10,000     $            --
       Project B                                             8,000                  --
       Project C                                                --               2,138
                                                   ---------------     ---------------
                                                            18,000               2,138
                                                   ---------------     ---------------
      CONSTRUCTION IN PROGRESS:
       Project A                                            (4,286)                 --
       Project C                                                --              (1,200)
                                                   ---------------     ---------------
                                                            (4,286)             (1,200)
                                                   ---------------     ---------------
                                                   $        13,714     $           938
                                                   ===============     ===============

4.    SHORT-TERM LOANS (IN THOUSANDS)

                                                               December 31,
                                                   ---------------------------------
                                                         2000                2001
                                                   -------------       -------------
             Nature                                      NT$                 NT$
      ------------------                           -------------       -------------
      Unsecured loans                              $       6,000       $       6,000
                                                   =============       =============
      Range of interest rates                               9.25%              8.47%
                                                   =============       =============
      Available line of credit                     $       6,000       $       6,000
                                                   =============       =============

5.    LONG-TERM LOANS (IN THOUSANDS)

                                                                    December 31,
                                                          ------------------------------
                                                                2000             2001
                                                          -------------    -------------
             Nature                   Pledged assets             NT$              NT$
      ------------------       ----------------------     -------------    -------------
      Secured loans            Land and buildings         $      15,501    $      21,564
      Unsecured loans                  -                             90               70
                                                          -------------    -------------
                                                                 15,591           21,634
      Less: current portion                                      (3,524)         (4,837)
                                                          -------------    -------------
                                                          $      12,067    $      16,797
                                                          =============    =============
      Interest rate                                           6.85%~8.5%        4.5%~8.5%
                                                          =============    =============
      Last repayment date                                 June 12, 2005     May 29, 2016
                                                          =============    =============

6.    PENSION

      A. The following tables set forth the actuarial assumptions, funded status and amounts recognized for the Company's defined benefit pension plan (in thousands):

                                                            2000                2001
                                                       --------------      -------------
      Assumptions used in actuarial calculations
        as of December 31,
       Discount rate                                        5.75%               4.25%
       Long-term rate of compensation increase              3.75%               3.00%
       Expected return on plan assets                       5.75%               4.00%

                                                         2000                2001
                                                    ---------------     ---------------
                                                          NT$                 NT$
                                                    ---------------     ---------------
      Vested benefit obligation                     $            --     $            --
                                                    ===============     ===============
      Accumulated benefit obligation                $          (121)    $          (268)
                                                    ===============     ===============

                                                            2000                2001
                                                       ---------------     ---------------
                                                             NT$                 NT$
                                                       ---------------     ---------------
      Changes in benefit obligation during the
         period to December 31,
       Projected benefit obligation at January 1,      $            89     $           248
       Service cost                                                107                 193
       Interest cost                                                 5                  14
       Loss on projected benefit obligation                         47                   5
                                                       ---------------     ---------------
       Projected benefit obligation at December 31,    $           248     $           460
                                                       ===============     ===============

                                                         2000                2001
                                                    ---------------     ---------------
                                                          NT$                 NT$
                                                    ---------------     ---------------
      Funded Status at December 31,
       Fair value of plan assets                    $            --     $            --
       Projected benefit obligation                            (248)               (460)
                                                    ---------------     ---------------
       Funded status                                           (248)               (460)
       Unrecognized transition obligations                       83                  77
       Unrecognized net actuarial loss                           47                  50
                                                    ---------------     ---------------
       Accrued pension liabilities                             (118)               (333)
       Additional liabilities                                    (3)                 --
                                                    ---------------     ---------------
       Minimum liabilities                          $          (121)    $          (333)
                                                    ===============     ===============

                                                        2000                2001
                                                   ---------------     ---------------
                                                         NT$                 NT$
                                                   ---------------     ---------------
      Components of net periodic cost for the
         period ended December 31,
       Service cost                                $           107     $           193
       Interest cost                                             5                  14
       Recognition of transition obligations                     6                   6
       Recognition of loss                                      --                   2
                                                   ---------------     ---------------
       Net periodic cost                           $           118     $           215
                                                   ===============     ===============

      7.    NET LOSS PER SHARE (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      For the years ended December 31,
                                                    ----------------------------------
                                                          2000                2001
                                                    ---------------     ---------------
     Net loss (A)                                   NT$      (3,524)    NT$      (4,993)
                                                    ===============     ===============
     Weighted average outstanding common stock                1,375               3,292
                                                    ===============     ===============
     Basic and diluted net loss per share (A/B)     NT$       (2.56)    NT$       (1.52)
                                                    ===============     ===============

      The Company did not have any potentially dilutive common shares issued and outstanding during the years ended December 31, 2000 and 2001. Accordingly, there was no difference between basic and dilutive net loss per share in the years presented.

8. INCOME TAXES

     The provision for income taxes consists of the following (in thousands):

                                    For the years ended December 31,
                                    --------------------------------
                                           2000          2001
                                          ------        ------
                                            NT$           NT$
                                          ------        ------
Current income tax expense                $  199        $1,442
Deferred income tax expense                   --            17
                                          ------        ------
Total provision for income taxes          $ (199)       $1,459
                                          ======        ======

The Company's net deferred tax asset (liabilities) is comprised of as follows (in thousands):

                                                       December 31,
                                                   --------------------
                                                     2000        2001
                                                   -------      -------
                                                      NT$         NT$
                                                   -------      -------
Deferred tax assets:
 Current
  Allowance for doubtful accounts                  $    22      $   285
  Allowance for sales returns                          936          445
  Provision for loss on inventory obsolescence          30           30
                                                   -------      -------
  Total deferred tax assets-current                    988          760
                                                   -------      -------
Noncurrent:
  Depreciation                                           3           50
  Unrealized impairment loss on idle assets             --        1,652
                                                   -------      -------
  Total deferred tax assets-noncurrent                   3        1,702
                                                   -------      -------
  Gross deferred tax assets                            991        2,462
  Valuation allowance                                 (991)      (2,462)
                                                   -------      -------
  Total deferred tax assets                             --           --
                                                   -------      -------
Deferred tax liabilities:
 Current:
  Unrealized gain on foreign currency exchange          --          (17)
                                                   -------      -------
  Total deferred tax liabilities-current                --          (17)
                                                   -------      -------
Net deferred tax liabilities                       $    --      $   (17)
                                                   =======      =======

     Management believes that, based upon the weight of available evidence, which includes the historical operating performance and the accumulated deficit, it is more likely than not that the deferred tax assets will not be utilized, and as a result a full valuation allowance has been recorded.

9. COMMON STOCK

      As of December 31, 2001, the authorized capital of the Company was NT$60,000,000 represented by 6,000,000 common shares with par value of NT$10 per share. As of December 31, 2001, 6,000,000 shares of Common Stock were issued and outstanding.

10. CAPITAL RESERVE

      A. According to the ROC Company Law, the capital reserve arising from paid-in capital in excess of par on the issuance of stocks, from merger, from the conversion of convertible bonds and from donation shall be exclusively used to cover accumulated deficit or be transferred to capital, subject to certain limitations.

            Other capital reserve shall be exclusively used to cover accumulated deficit. The capital reserve can only be used to cover accumulated deficit when the legal reserve is insufficient to cover the deficits.

      B. According to the ROC Company Law, the capital reserve arising from paid-in capital in excess of par on the issuance of stocks can only be transferred to capital once every year. This capital reserve transferred to capital can not be made in the year the company issued the new shares and amount to be capitalized is subject to certain limitation.

11. CONCENTRATION OF CREDIT RISK

      Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, notes receivable and accounts receivable. The Company's cash is deposited with Taiwanese financial institutions. The Company's notes and accounts receivable are mainly derived from revenue earned from customers located in Taiwan and Korea. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of notes and accounts receivable and other receivable.

      During the year ended December 31, 2000, three customers accounted for 39%, 11% and 10% of the Company's product sales, respectively. As of December 31, 2000, three customer accounted for 22%, 20% and 10% of the Company's notes and accounts receivable related to product sales, respectively.

      During the year ended December 31, 2001, two customers accounted for 55% and 12% of the Company's product sales, respectively. As of December 31, 2001, two customers accounted for 32% and 24% of the Company's notes and accounts receivable related to product sales, respectively.

12. ASSETS PLEDGED AS COLLATERAL

    As of December 31, 2000 and 2001, the following assets have been pledged as collateral against certain obligations of the Company (in thousands):

                            Book Value
                            ----------
   Assets               2000         2001      Subject of collateral
 ------------          -------     --------    ------------------------
                         NT$          NT$
Land                   $ 1,620     $  6,120    Long-term loans
Buildings-net              690       10,690    Long-term loans
                       -------     --------
                       $ 2,310     $ 16,810
                       =======     ========

13. COMMITMENTS AND CONTINGENCIES

      A.    PRODUCT PATENTS

            In June 2001, the Company entered into agreements with its major vendor, also a related party, to purchase the certification and sales channels of HomePNA and VDSL products with an acquisition cost of NT$24,000,000 and NT$11,000,000, respectively. The Company made the payments subsequent to December 31, 2001.

      B.    LONG-TERM INVESTMENT

            In December 2001, the Company entered into agreements to purchase 417,245 shares and 117,245 shares of a software company from the Company's CEO and a third party, respectively, at a price of NT$20 per share with a total acquisition cost of NT$10,690,000. The Company is to acquire approximately 25% ownership in this investee company. The payment to purchase this investment was made subsequent to December 31, 2001.

14. SUBSEQUENT EVENT

      COMMON STOCK FINANCING

      In April, 2002, the Company issued 6,000,000 shares of common stock at a price of NT$10 per share for total proceeds of NT$60,000,000 to certain existing and new investors.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION
                               CITY NETWORK, INC.

The accompanying condensed financial statements illustrate the effect of the stock exchange agreement between Investment Agents, Inc. and City Network, Inc., on the Company's financial position and results of operations. The pro forma condensed consolidated balance sheet as of November 30, 2002 is based on the historical balance sheets of Investment Agents, Inc. and City Network, Inc. as of that date. The pro forma condensed combined balance sheet assumes the acquisition took place on November 30, 2002.

The pro forma condensed combined statements of operations for the year ended December 31, 2001 is based on the historical statements of operations of Investment Agents, Inc. and City Network, Inc. and assumes the acquisition took place on January 1, 2001. The pro forma condensed combined statement of operations for the eleven months ended November 30, 2002 is based on the historical statements of operations of Investment Agents, Inc. and City Network, Inc. and assumes the acquisition took place on January 1, 2001.

The pro forma condensed combined financial statements may not be indicative of the actual results of the acquisition and there can be no assurance that the foregoing results will be obtained. In particular, the pro form condensed combined financial statements are based on management's current estimates of the exchange agreement. The actual may differ.

The accompanying pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Investment Agents, Inc. and City Network, Inc.

                 INVESTMENT AGENTS, INC. AND CITY NETWORK, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                               Historical
                                                               ----------
                                                     Investment           City           Pro Forma
                                                       Agents            Network        Adjustments         Pro Forma
                                                       ------           --------        -----------         ---------
Sales revenue                                       $         49      $  2,456,000                        $  2,456,049
Construction revenue                                          --           544,000                             544,000
                                                    ------------      ------------                        ------------
                                                              49         3,000,000                           3,000,049

Cost of goods sold                                           825         1,844,000                           1,844,825
Construction costs                                            --           483,000                             483,000
                                                    ------------      ------------                        ------------
                                                             825         2,327,000                           2,327,825

Gross Profit                                                (776)          673,000                             672,224
                                                    ------------      ------------                        ------------
General, selling and
     administrative expenses                              30,339           579,000                             609,339
                                                    ------------      ------------                        ------------
Operating income  (loss)                                 (31,115)           94,000                              62,885
                                                    ------------      ------------                        ------------
Nonoperating income  (expense)
     Interest income                                          --                --                                   0
     Impairment loss                                          --          (149,000)                           (149,000)
     Interest and other losses, net                           --           (46,000)                            (46,000)
                                                    ------------      ------------                        ------------
Total nonoperating income  (expenses)                         --          (195,000)                           (195,000)
                                                    ------------      ------------                        ------------
Income  (loss) before provision for income tax           (31,115)         (101,000)                           (132,115)

Provision for income taxes                                    --            42,000                              42,000
                                                    ------------      ------------                        ------------
Net income  (loss)                                  $    (31,115)     $   (143,000)                       $   (174,115)
                                                    ============      ============                        ============

Net income  (loss) per share
     Basic                                          $      (0.02)     $      (0.01)                       $      (0.01)
     Diluted                                        $      (0.02)     $      (0.01)                       $      (0.01)

Weighted Average number of shares
     Basic                                             1,970,000        12,000,000                          12,000,000
     Diluted                                           1,970,000        12,000,000                          12,000,000

                 INVESTMENT AGENTS, INC. AND CITY NETWORK, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                NOVEMBER 30, 2002

                                                     Historical
                                                     ----------
                                           Investment             City            Pro Forma
                 Assets                      Agents              Network         Adjustments        Pro Forma
                                             ------             --------         -----------        ---------
Current Assets
  Cash and cash equivalents                                   $   206,274                         $   206,274
  Accounts receivable                              49           1,254,752                           1,254,801
  Other receivables                                                73,266                              73,266
  Prepaid expenses                              9,000             180,906                             189,906
  Inventory                                                        58,349                              58,349
                                          -----------         -----------                         -----------
     Total Current Assets                       9,049           1,773,547                           1,782,596

Fixed assets, net                                               2,448,632                           2,448,632
Investment                                                        108,618                             108,618
Patents                                                         1,000,000                           1,000,000
Other assets                                                       20,227                              20,227
                                          -----------         -----------                         -----------
     Total Assets                         $     9,049         $ 5,351,024                         $ 5,360,073
                                          ===========         ===========                         ===========


Liabilities and Stockholders' Equity

Current Liabilities

  Accounts payable                        $       319         $   587,991                         $   588,310
  Loans payable                                                   194,080                             194,080
  Accrued expenses                                                177,378(3)          30,000          230,878
                                                                         (4)          23,500
  Current portion, long term debt                                 171,429                             171,429
  Officer advances                             33,745             241,809(1)         (33,745)         241,809
                                          -----------         -----------                         -----------
     Total Current Liabilities                 34,064           1,372,687                           1,426,506

Notes payable, net of current portion              --             492,083                             492,083
Other liabilities                                  --                                                       0
                                          -----------         -----------                         -----------
     Total Liabilities                         34,064           1,864,770                           1,918,589

Stockholders' Equity

  Common stock                                  1,970           3,428,571(2)          (1,970)       3,428,571


  Additional paid in capital                   13,500              15,331(2)         (13,500)          15,331


  Retained earnings                           (40,485)             42,352(1)          33,745           (2,418)
                                                                         (2)          15,470
                                                                         (3)         (30,000)
                                                                         (4)         (23,500)

     Total Stockholders' Equity               (25,015)          3,486,254                           3,441,484
                                          -----------         -----------                         -----------
     Total Liabilities and
           Stockholders' Equity           $     9,049         $ 5,351,024                         $ 5,360,073
                                          ===========         ===========                         ===========

                 INVESTMENT AGENTS, INC. AND CITY NETWORK, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                   FOR THE NINE MONTHS ENDED NOVEMBER 30, 2002

                                                      Historical                                     Investment
                                                      ----------
                                            Investment           City              Pro Forma           Agents
                                              Agents            Network            Adjustments       Pro Forma
                                           ------------      ------------          -----------      ------------
Sales revenue                              $          0      $  5,253,787                           $  5,253,787
Construction revenue                                 --           247,036                                247,036
                                           ------------      ------------                           ------------
                                                     --         5,500,823                              5,500,823
                                           ------------      ------------                           ------------
Cost of goods sold                                  675         4,832,469                              4,833,144
                                           ------------      ------------                           ------------
                                                    675         4,832,469                              4,833,144
                                           ------------      ------------                           ------------
Gross Profit                                       (675)          668,354                                667,679
                                           ------------      ------------                           ------------
General, selling and
     administrative expenses                      6,725           403,313(3)        30,000               440,038
                                           ------------      ------------                           ------------
Operating income  (loss )                        (7,400)          265,041                                227,641
                                           ------------      ------------                           ------------
Nonoperating income  (expense )
      Interest income                                --               847                                    847
      Other revenue                                  --            26,868                                 26,868
      Interest and other losses, net                 --           (58,216)                               (58,216)
                                           ------------      ------------                           ------------
Total nonoperating income  (expenses )               --           (30,501)                               (30,501)
                                           ------------      ------------                           ------------
Income  (loss ) before provision
     for income taxes                            (7,400)          234,540                                197,140
Provision for income taxes                           --                --(4)        23,500                23,500
                                           ------------      ------------                           ------------
Net income  (loss )                        $     (7,400)     $    234,540                           $    173,640
                                           ============      ============                           ============

Net income  (loss ) per share
     Basic                                 $      (0.00)     $       0.02                           $       0.01
     Diluted                               $      (0.00)     $       0.02                           $       0.01

Weighted Average number of shares

     Basic                                    1,970,000        12,000,000                             12,000,000
     Diluted                                  1,970,000        12,000,000                             12,000,000

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. Basis for Pro Forma Presentation

The unaudited pro forma combined condensed financial statements of City Network, Inc. have been prepared on the basis of assumptions relating to the stock exchange agreement between Investment Agents, Inc. and City Network, Inc. and management's best estimates.

2. Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the beginning of the fiscal period presented.

The adjustments are as follows:

      (1) To eliminate liability to officer and contribute to additional paid in capital.

      (2)   To eliminate the equity of Investment Agents, Inc.

      (3)   To accrue costs to consummate the transaction.

      (4)   To record estimated income tax provision.

                               City Network, Inc.
                                 Balance Sheet
                               November 30, 2002

ITEM                                                                  BALANCE
----                                                                  -------
ASSETS

(11)Quick Assets

     1101000 Cash on Hand                                           $       597
     1102000 Deposits in Bank                                           205,512
     1103000 Petty Cash                                                     165
     1141000 Notes Receivable                                           118,929
     1144000 Accounts Receivable                                      1,083,796
     1146000 Construction Receivable                                     52,027
     1148000 Tax Refund Receivable                                       38,333
     1149000 Excess Vat Paid                                             23,482
     1178000 Other Receivable                                            11,451
                                                                    -----------
(11) Total of Quick Assets                                            1,534,293
                                                                    -----------
(12) Current Assets:
     1201000 Merchandise & Inventory                                     58,349
     1251000 Prepaid for Purchases                                       53,764
     1253000 Prepaid Expenses                                            11,253
     1254000 Payment on Behalf of others                                  2,913
     1257000 Prepaid Taxes                                                   82
     1270000 Prepaid for Construction                                     5,923
     1281000 Taxes on Sales                                              69,958
     1289000 Other Assets                                                37,013
                                                                    -----------
(12) Total Current Assets:                                              239,255
                                                                    -----------
(14) Fund and Long-term Investment:
     1402000 Employee Benefit                                                49
     1404000 Pension Fund                                                   629
     1441000 Long-term Investments                                      108,618
                                                                    -----------
(14) Total of Fund and Long-term Investment:                            109,296
                                                                    -----------
(15) Fixed Assets:
     1501000 Land                                                     1,818,008
     1521000 Buildings                                                  305,429
     1522000 Accumulated Depreciation - buildings                        (8,868)
     1541000 Transportation Vehicles                                     30,600
     1542000 Accumulated Depreciation - Transportation Vehicles         (25,325)
     1551000 Other Equipments                                           100,094
     1552000 Accumulated Depreciation - Other Equipments                (18,025)
     1561000 Equipments                                                  10,433
     1571000 Constructions in Progress                                  227,777
                                                                    -----------
(15) Total of Fixed Assets:                                           2,440,124
                                                                    -----------
(16) Depletable Assets:
     1605000 Undepleted Expenses: (Leasehold Improvements)                8,508
                                                                    -----------
(16) Total of Depletable Assets:                                          8,508
                                                                    -----------
(17) Intangible Assets:                                                       0
                                                                    -----------
(17) Total of Intangible Assets:                                              0
                                                                    -----------
(18) Other Assets:
     1821000 Refundable Deposits                                            183
     1825000 Temporary Payment (Prepaid Income Tax)                      15,804
     1829000 Other Miscellaneous Assets                                   2,721
     1830000 Miscellaneous Purchases                                        841
     1854000 Premiums                                                 1,000,000
                                                                    -----------
(18) Total of Other Assets:                                           1,019,549
                                                                    -----------
The Total of Property Sort                                            5,351,024
                                                                    -----------
TOTAL ASSETS:                                                       $ 5,351,024
                                                                    ===========
LIABILITIES
(21) Quick Liabilities
     2109000 Short-term borrowings                                  $   171,429
     2141000 Notes Payable                                              194,080
     2144000 Accounts Payable                                           587,991
     2147000 Accrued Expenses                                            84,841
     2177000 Construction Payable                                         3,409
                                                                    -----------
(21) Total of Quick Liabilities:                                      1,041,750
                                                                    -----------
(22) Current Liabilities
     2251000 Advance Receipts                                            79,603
     2281000 Taxes on Purchases                                           5,317
                                                                    -----------
(22) Total of Current Liabilities:                                       84,920
                                                                    -----------
(25) Long-term Liabilities
     2504000 Long-term borrowings                                       171,983
     2507000 Loans on Mortgage                                          320,100
                                                                    -----------
(25) Long-term Liabilities:                                             492,083
                                                                    -----------
(28) Other Liabilities
     2824000 Temporary Collection                                         4,207
     2826000 Stockholder Dealings                                       241,809
                                                                    -----------
(28) Total of Other Liabilities:                                        246,016
                                                                    -----------
TOTAL LIABILITIES:                                                    1,864,769
                                                                    ===========

OWNER'S EQUITY
(31) Capital Stock
     3101000 Stock                                                    3,428,571
                                                                    -----------
(31) Total of Capital Stock:                                          3,428,571
                                                                    -----------
(32) Additional Paid-in Capital:
     3209000 Other Additional Paid-in Capital                            15,331
                                                                    -----------
(32) Additional Paid-in Capital:                                         15,331
                                                                    -----------
(33) Retained Earnings:
     3301000 Legal Surplus                                                   (0)
     3311000 Accumulated Profit or Loss                                (192,189)
     3319000 Net Income or Loss for Current Period                      234,541
                                                                    -----------
(33) Total of Retained Earnings:                                         42,352
                                                                    -----------
TOTAL OWNER'S EQUITY                                                  3,486,255
                                                                    -----------
TOTAL OF LIABILITIES AND OWNER'S EQUITY                             $ 5,351,025
                                                                    ===========

                              City Network, Inc.
                                Income Statement
                               01/2002 - 11/2002

ITEM                                         BALANCE
----                                         -------
OPERATING REVENUE
(41) Operating Revenue
     4101000 Sales Revenue                 $ 5,255,530
     4102000 Sales Return                       (1,743)
                                           -----------
(41) Total of Operating Revenue:             5,253,787
                                           -----------
(46) Other Operating Revenue:
     4608000 Construction Revenue              247,036
                                           -----------
(46) Total of Other Operating Revenue:         247,036
                                           -----------
Total Operating Revenue:                     5,500,823
                                           -----------
Total Operating Costs:                       4,832,469
                                           -----------
Gross Profit                                   668,354
                                           -----------
OPERATING EXPENSES:
(62) General & Administrative Expenses
     6201000 Payroll Expenses                  181,968
     6202000 Rent Expenses                         119
     6203000 Office Supplies                     2,736
     6204000 Traveling Expenses                 18,585
     6205000 Shipping Expenses                   3,252
     6206000 Postage                             9,928
     6207000 Repairs and Maintenance             1,385
     6208000 Advertisement                       4,642
     6209000 Utilities                           2,624
     6210000 Insurance                           5,602
     6211000 Entertainment                      10,508
     6212000 Donation                            2,857
     6213000 Tax                                 1,832
     6219000 Employee Benefits                     683
     6221000 Commission                         72,173
     6223000 Professional Service Fees          28,481
     6226000 Magazines and Books                   248
     6228000 Printing Expenses                   5,575
     6230000 Service Charges                         1
     6238000 Export Fees                        19,798
     6239000 Duty                                   34
     6246000 Transportation Expenses             4,748
     6247000 Import Fees                         2,184
     6248000 Miscellaneous Expenses             10,864
     6249000 Other Expenses                     10,366
     6250000 Miscellaneous Purchases             2,120
                                           -----------
(62) Total of Operating Expenses               403,313
                                           -----------
The Total of Operating Revenue                 403,313
                                           -----------
Net Income                                     265,041
                                           ===========
NON-OPERATING EXPENSES:
(71) Non-operating Revenue
     7101000 Interest Revenue                      847
     7102000 Foreign Exchange Gain              22,449
     7130000 Other Revenue                       4,419
                                           -----------
(71) Total of Non-operating Revenue             27,715
                                           -----------
(73) Non-operating Expenses
     7301000 Interest Expenses                  50,575
     7302000 Foreign Exchange Losses             7,603
     7323000 Other Losses                            6
     7329000 Miscellaneous                          32
                                           -----------
(73) Total of Non-operating Expenses:           58,216
NON-OPERATING REVENUE AND EXPENSES:            (30,501)
                                           -----------
     PROFIT AND LOSS BEFORE TAX            $   234,540
                                           ===========